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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Form S-11 of our report dated November 24, 1997 on our audits of the balance sheet of Excel Legacy Corporation as of November 17, 1997 and the combined financial statements of Excel Legacy Corporation Asset Group as of July 31, 1997 and 1996, and for the years ended July 31, 1997, 1996 and 1995. We also consent to the reference to our Firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

San Diego, California
June 1, 1998